Exhibit 99.1

HORIZON PHARMA PLC PROPOSES TO ACQUIRE DEPOMED, INC. FOR $29.25 PER SHARE IN AN ALL-STOCK TRANSACTION, REPRESENTING A 42 PERCENT PREMIUM TO DEPOMED’S SHAREHOLDERS

•	Transaction would generate significant revenue and operating synergies, tax savings and would also be immediately and substantially accretive to Horizon’s adjusted diluted earnings per share

•	Projected full-year pro forma combined 2015 net sales and adjusted EBITDA would be in excess of $950 million and $350 million, respectively, based on Depomed’s and Horizon’s existing guidance

•	Combined company would have 13 marketed medicines, nearly doubling Horizon’s current portfolio, with more than 700 sales representatives in Primary Care, Orphan and Specialty business units

•	Horizon’s proven commercial execution expected to enhance growth of entire portfolio, including Depomed’s NUCYNTA® franchise and Gralise®

- Conference call scheduled for 8:30 a.m. ET today -

DUBLIN, IRELAND – July 7, 2015 – Horizon Pharma plc [NASDAQ: HZNP], a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, today announced a proposal to acquire all outstanding shares of Depomed, Inc. for a per share consideration of $29.25 in an all-stock, tax-free exchange valued at approximately $3.0 billion. Horizon’s proposal represents a premium of 42 percent to the closing price of Depomed on July 6, 2015. The transaction, if consummated, would be immediately and substantially accretive to Horizon’s adjusted diluted earnings per share.

“The strategic and financial benefits of our proposal are highly compelling,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “Given the significant revenue and operating synergies, as well as considerable tax savings, we would create substantial long-term value for Depomed’s shareholders in addition to the immediate value realized through the proposed premium.

“Despite our repeated attempts beginning in March to engage Depomed’s management and board of directors in friendly and confidential discussions, Depomed’s management and board have refused to engage in discussions with us and rejected our proposal,” added Mr. Walbert. “We have elected to bring this proposal to the attention of Depomed’s shareholders, who we expect, given the opportunity to understand the financial, strategic and operational benefits of this transaction will support it and will encourage their Board and management to begin constructive discussions with us promptly with the goal of completing a negotiated transaction.”

The proposal is subject to the pre-condition of confirmatory due diligence. This pre-condition may be waived by Horizon Pharma plc at its discretion.

The full text of the letter delivered to Depomed, Inc. by Horizon Pharma plc on July 7, 2015, is included below.

At 8:30 a.m. ET today, the Company will host a live conference call and webcast to review today’s announcement.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Participant Toll-Free Dial-In Number: (888) 338-8373

Participant International Dial-In Number: (973) 872-3000

Conference ID: 80721033

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizonpharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: (855) 859-2056

Replay International Dial-In Number: (404) 537-3406

Passcode: 80721033

July 7, 2015

Mr. James A. Schoeneck

President and Chief Executive Officer

Depomed, Inc.

7999 Gateway Blvd., Suite 300

Newark, CA 94560

Dear Jim,

Over the last several months, we have attempted to convince your board of directors and you that the combination of Horizon Pharma, Inc., a wholly owned subsidiary of Horizon Pharma plc, and Depomed, Inc. is strategically and financially compelling for our respective companies and shareholders. We firmly believe that a combination of Horizon and Depomed would yield significant revenue, operating and tax synergies; accelerated revenue and earnings growth and strong cash flow as well as create substantial immediate and long-term value for our respective stakeholders.

To demonstrate our commitment to the proposed transaction, we sent you a letter on May 27, 2015, offering an all-stock transaction in which Depomed shareholders would receive $29.25 in Horizon ordinary shares, a 40 percent premium to Depomed’s trading price at the time. Since sending the letter, we have repeatedly attempted to engage with your board and advisors as well as you, including sending a follow-up offer letter on June 12th, which reiterated our proposal and set out again the merits of the combination. Unfortunately, your board and you have rejected our proposal and refused to meet or to engage in any discussions with us. In light of the clear benefits that would result from a combination of Horizon and Depomed and the unwillingness of your board, your advisors or you to engage with us, we are compelled to make our proposal known to Depomed’s shareholders. We believe once Depomed shareholders review our proposal and understand the merits of the combination, they will support this proposed transaction. We are ready to engage with your management team and board to negotiate a mutually acceptable agreement to combine our two companies.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Strategic and Financial Benefits

The combination of Horizon and Depomed represents the next logical step in the evolution of our two companies.

Horizon is still in the early stages of implementing our highly successful growth strategy. Within the last two years, we have successfully completed four acquisitions, enabling us to rapidly grow net sales and adjusted EBITDA as well as significantly diversifying our business. Each of our acquisitions has been immediately and substantially accretive. These include our acquisitions of Hyperion Therapeutics, the U.S. rights to PENNSAID® 2%, Vidara Therapeutics, and the U.S. rights to VIMOVO®. In each of these, we have demonstrated an ability to continue delivering strong operating results across each of our business units while integrating these medicines and businesses into our Company, thereby creating compelling value for our shareholders.

The combined company would be significantly larger and more diversified than either company individually and positioned to realize substantial and sustainable future growth. Specifically:

•	We would immediately achieve enhanced critical mass. Based on Depomed’s and our guidance, we would project full-year pro forma 2015 net sales and adjusted EBITDA in excess of $950 million and $350 million, respectively, as well as more than 700 sales representatives and 13 marketed medicines for the combined entity.

•	We would benefit from meaningful sales and operating synergies, as well as opportunities to further penetrate more markets for the benefit of our customers and patients, yielding greater revenue and earnings growth potential.

•	Horizon’s leading presence in orphan disease, primary care and specialty markets are complementary to Depomed’s specialty products that treat pain and other central nervous system disorders. We are confident the proven execution of our commercial organization and our broad platform would drive increased adoption and even stronger performance of your newly acquired products NUCYNTA® ER and NUCYNTA® as well as your existing medicines Gralise®, CAMBIA®, Lazanda® and Zipsor®.

•	Further, the combination of our companies would provide additional financial flexibility and increased free cash flow for future M&A activity, enhanced access to the capital markets and considerably lower borrowing costs (as compared to Depomed’s current borrowing rates).

In consideration of the foregoing, and with the unanimous support of Horizon’s board of directors, we present the following merger proposal.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Financial Terms

Based upon our review of publicly available information, we propose to acquire 100 percent of Depomed’s issued and outstanding shares of common stock for a price of $29.25 per share in Horizon ordinary shares. The acquisition price reflects a premium of 40 percent to Depomed’s closing price as of the date of our first proposal on May 27th and a premium of 42 percent to Depomed’s closing price on July 6, 2015. It also represents a premium of 35 percent and 38 percent to Depomed’s volume weighted average price for the previous 30 and 60 days, respectively, and exceeds the all-time high at which Depomed’s stock has traded. An all-stock, tax-free transaction offers a compelling near-term value premium to Depomed shareholders and creates the potential for considerable long-term value for our combined shareholders.

Under our proposal, Depomed shareholders would own approximately 25 percent of the combined company.

We anticipate Depomed’s convertible notes due 2021 would remain outstanding and we would retire Depomed’s $575 million of senior secured notes bearing interest of 10.75 percent with a combination of our cash on hand and newly issued debt. Given our ability to use cash on hand and a new debt issuance with an expected interest rate less than one-half your current interest cost, the combined company would realize a considerable cost savings, further adding to the value proposition for your shareholders. Further, the shareholders of Depomed will benefit from Horizon’s substantially lower leverage and the enhanced cash flow generation of the combined company.

The transaction and financial terms we are proposing represent a compelling opportunity for our respective shareholders and would provide the ability to accelerate revenue and earnings growth, while delivering immediate and substantial accretion to the combined company. Depomed shareholders would benefit from the substantial premium we are offering while maintaining future upside associated with the operational synergies, diversification, growth and tax savings resulting from the transaction.

Transaction Process

We have engaged Citigroup Global Markets Inc. and Jefferies LLC as lead financial advisors. Given the work we have done to date, our remaining due diligence requirements are confirmatory and, with your cooperation, can be completed very rapidly. We are prepared to move expeditiously to reach agreement on transaction terms and we look forward to working with you to achieve a successful outcome. Our proposal is based on our review of publicly available information regarding Depomed and is subject to the completion of our due diligence review, the negotiation of mutually acceptable definitive transaction agreements containing customary closing conditions, the approval of our respective shareholders and the necessary regulatory approvals. We do not anticipate any issues in obtaining shareholder and regulatory approvals.

This letter does not create any binding obligation on the part of Horizon. No such obligation will exist until a mutually acceptable definitive agreement is executed.

This is truly a unique opportunity for our collective companies, shareholders, patients and stakeholders. Horizon is well positioned to deliver optimal value to Depomed’s shareholders. We again request to meet with Depomed’s management team and you to negotiate a mutually acceptable transaction. We look forward to working with Depomed on a successful combination of Horizon and Depomed.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Best regards,

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Cc: Board of Directors, Depomed, Inc.

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets seven medicines through its orphan, primary care and specialty business units. Horizon’s global headquarters are in Dublin, Ireland. For more information, please visit www.horizonpharma.com.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. The adjusted EBIDTA for the pro forma combination included in this press release consists of the aggregate of reported guidance from each of Horizon and Depomed. Adjustments to Horizon’s expected EBITDA related to combined company’s products exclude acquisition transaction related expenses, loss on debt extinguishment, as well as non-cash items such as stock compensation, depreciation and amortization, royalty accretion, non-cash interest expense, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the expected benefits of the combination including expected operational results and trends. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies, included adjusted EBITDA used by Depomed. Horizon has not provided adjusted EBITDA of the pro forma combined company because certain items that are a component of net income (loss) cannot be reasonably projected, either due to the significant impact of changes in Horizon’s stock price on stock compensation, the variability associated with acquisition related expenses due to timing and other factors, or Horizon’s lack of access to information relating to Depomed.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

For full prescribing information refer to the individual product websites.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s non-binding proposal to acquire Depomed, and the timing and benefits thereof, estimated future financial results and performance of the combined company and the combined company’s strategy, plans, objectives, expectations and intentions, anticipated product portfolio, and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon will ultimately not pursue a transaction with Depomed or Depomed will reject engaging in any transaction with Horizon; if a transaction is negotiated between Horizon and Depomed, risks related to Horizon’s ability to complete the acquisition on the proposed terms; the possibility that competing offers will be made; other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Horizon’s shares could decline, as well as other risks related Horizon’s and Depomed’s respective businesses, including the ability to grow sales and revenues from existing products; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s and Depomed’s respective filings and reports with the U.S. Securities and Exchange Commission (“SEC”). Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Third Party-Sourced Information

All information in this press release regarding Depomed, including its businesses, operations and financial results, was obtained from public sources. While Horizon has no knowledge that any such information is inaccurate or incomplete, Horizon has not verified any of that information.

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Additional Information

This communication does not constitute an offer to buy or solicitation of any offer to sell securities. This communication relates to a proposal which Horizon Pharma has made for business combination transaction with Depomed, Inc. Subject to future developments, if Horizon Pharma and Depomed agree on a negotiated transaction, Horizon Pharma and Depomed may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Horizon Pharma and/or Depomed my file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HORIZON PHARMA AND DEPOMED ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HORIZON PHARMA, DEPOMED AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Horizon Pharma’s Investor Relations department at Horizon Pharma, Inc., Attention: Investor Relations, 520 Lake Cook Road, Suite 520, Deerfield, IL 60015 or to Horizon Pharma’s Investor Relations department at 224-383-3400 or by email to investor-relations@horizonpharma.com. Investors and security holders may obtain free copies of the documents filed with the SEC on Horizon Pharma’s website at www.horizonpharma.com under the heading “Investors” and then under the heading “SEC Filings.”

Certain Information Regarding Participants

Horizon Pharma and its directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement/prospectus described above. Additional information regarding the directors and executive officers of Horizon Pharma is also included in Horizon Pharma’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and Horizon Pharma’s Proxy Statement for the 2015 Annual Meeting of Shareholders, which was filed with the SEC on May 6, 2015. These documents are available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Horizon Pharma as described above.

Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

U.S. Media:

Geoff Curtis

Group Vice President, Corporate Communications

media@horizonpharma.com

Daniel Yunger

Kekst and Company

daniel-yunger@kekst.com

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Source: Horizon Pharma plc

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland